CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


   In connection with the Quarterly Report of Wizzard Software Corporation (the "Registrant") on Form 10-QSB for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Christopher J. Spencer, President, CEO and Treasurer and Gordon Berry, Acting Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Dated: August 14, 2006     Signature:     /s/ Christopher J. Spencer
                                          --------------------------
                                          Christopher J. Spencer
                                          President, CEO and Treasurer

Dated: August 14, 2006     Signature:     /s/ Gordon Berry
                                          --------------------------
                                          Gordon Berry
                                          Acting Chief Financial Officer